UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2018

PINEAPPLE EXPRESS, INC.

(Exact name of registrant as specified in its charter)

Wyoming	000-55896	47-5185484
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10351 Santa Monica Blvd., Suite 420

Los Angeles, California 90025

(Address of principal executive offices) (Zip Code)

877-730-7463

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On May 22, 2018, Pineapple Express, Inc., a Wyoming Corporation (“Pineapple Express” or the “Company”) entered into a Revised Amended Revenue Sharing Agreement (“Agreement”) is made and entered into between Pineapple Express Inc. (“Pineapple”) and Hawkeye LLC (“Investor”) with respect to the following:

Through an Original Revenue Sharing Agreement (“ORSA”) signed Oct 21, 2015, Investor paid to Pineapple $750.000 (the Consideration) in exchange for various income to be received as laid out in that ORSA.

Item 9.01 Exhibits

Exhibit No.	Description of Exhibit

Ex-1	Revised Revenue Share Agreement

Ex-2	Deed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINEAPPLE EXPRESS, INC.

	By:	/s/ Matthew Feinstein
	Name:	Matthew Feinstein
Dated: May 25, 2018	Title:	Chief Executive Officer